Exhibit 10.11

STOCKHOLDERS AGREEMENT

dated as of

, 2016

between

OTG EXP, INC.

and

ERIC J. BLATSTEIN

and

THE OTHER PARTIES SET FORTH ON THE SIGNATURE PAGES HERETO

TABLE OF CONTENTS

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STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (the “Agreement”), dated as of                 , 2016, between OTG EXP, Inc., a Delaware corporation (the “Company”), Eric J. Blatstein (“Blatstein”), OTG Management, Inc., a Pennsylvania corporation (“Management”), and OTG Consolidated Holdings, Inc., a Pennsylvania corporation (“Holdings” and, together with Blatstein, Management and all other Persons who become party hereto in accordance with this Agreement, the “Stockholders”).

WHEREAS, in connection with the IPO (as defined herein), the Company intends to consummate the transactions described in the Registration Statement on Form S-1 (Registration No. 333-208904) (the “IPO Registration Statement”); and

WHEREAS, the Stockholders and the Company desire to address herein certain relationships among themselves, including with respect to the LLC (as defined herein).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I
DEFINITIONS

Section 1.1            Definitions. As used in this Agreement, the following terms shall have the following meanings:

An “AFFILIATE” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“BENEFICIAL OWNERSHIP” has the same meaning given to it in Section 13(d) under the Exchange Act and the rules thereunder, except that a person will be deemed to have “beneficial ownership” of all securities that person has the right to acquire, whether the right is exercisable immediately, only after the passage of time or only after the satisfaction of conditions and notwithstanding any right to pay cash in lieu of such securities.

“BOARD” means the board of directors of the Company.

“BY-LAWS” means the by-laws of the Company, as may be amended and/or restated from time to time.

“CERTIFICATE OF INCORPORATION” means the certificate of incorporation of the Company, as may be amended and/or restated from time to time.

“CLASS A SHARES” means shares of the Class A Common Stock of the Company and any equity securities issued or issuable in exchange for or with respect to such Class A Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

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“CLASS B SHARES” means shares of the Class B Common Stock of the Company and any equity securities issued or issuable in exchange for or with respect to such Class B Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“COMPANY PLAN” means each material (i) “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) “multiemployer plans” (within the meaning of ERISA section 3(37)), and (iii) stock purchase, stock option, phantom stock or other equity-based plan, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), under which any current or former employee, director or consultant of the Company or its Subsidiaries or Controlled Affiliates (or any of their dependents) has any present or future right to compensation or benefits or the Company or its Subsidiaries or Controlled Affiliates has any present or future liability.

“CONTRACT” means any legally binding bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, in each case, whether contingent or otherwise and including all amendments thereto.

“CONTROL” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of company securities, by contract or otherwise.

A “CONTROLLED AFFILIATE” of any Person means any Affiliate that directly or indirectly, through one or more intermediaries, is Controlled by such Person.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“EXCHANGE AGREEMENT” means the Exchange Agreement, dated , 2016 by and among the Company, Management, Holdings and the other parties thereto.

“GOVERNMENTAL ENTITY” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“IPO” means the initial public offering of Class A Shares pursuant to an effective Registration Statement under the Securities Act.

“LLC” means OTG Management, LLC, a Delaware limited liability company.

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“LLC AGREEMENT” means the Amended and Restated Limited Liability Company Agreement of the LLC,            dated as of , 2016, as may be amended and/or restated from time to time.

“LLC UNIT” means a common unit in the LLC and any equity securities issued or issuable (including Class A Shares) in exchange for or with respect to such LLC Unit (x) by way of a dividend, split or combination of shares, (y) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization or (z) otherwise.

“PERMITTED TRANSFEREE” means, with respect to a Stockholder (i) the spouse of such Stockholder, (ii) any trust, or family partnership or family limited liability company, the sole beneficiary of which is such Stockholder, the spouse of, or any Person related by blood or adoption to, such Stockholder, (iii) an Affiliate of such Stockholder, (iv) in the context of a distribution by such Stockholder to its direct or indirect equity owners substantially in proportion to such ownership, the partners, members or stockholders of such Stockholder, or the partners, members or stockholders of such partners, members or stockholders and (v) any Stockholder.

“PERSON” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“SECURITIES ACT” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“SUBSIDIARY” or “SUBSIDIARIES” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“TRANSFER” means, with respect to any securities, to sell, assign, transfer or otherwise dispose of such securities.

The “VOTING CONDITION” shall be deemed to be satisfied for so long as (i) the Stockholders collectively maintain directly or indirectly ownership of an aggregate of at least 50% of the voting power of the Company; (ii) Blatstein has not been convicted of a criminal violation of a material U.S. federal or state securities law that constitutes a felony or a felony involving moral turpitude; and (iii) Blatstein is not deceased or declared incapacitated.

“VOTING SECURITIES” means Class A Shares, Class B Shares and any other securities of the Company or any Subsidiary of the Company entitled to vote generally in the election of directors of the Company.

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Section 1.2            Gender. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

Article II
APPROVAL OF CERTAIN MATTERS

Section 2.1            Approval of Blatstein.

(a)          So long as the Voting Condition is satisfied, the Board shall not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval (which approval may be in the form of an action by written consent) of Blatstein:

(i)           any issuance by the Company or any of its Subsidiaries or Controlled Affiliates in any transaction or series of related transactions of equity or equity-related securities (other than preferred stock, which is addressed by Section 2.1(a)(iii) below) which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least ten percent (10%) of the total number of votes that may be cast in the election of directors of the Company if all issued and outstanding Class A Shares were present and voted at a meeting held for such purpose (other than (1) upon issuances of securities pursuant to the Company’s equity incentive plan described in the IPO Registration Statement (as the same may be supplemented, amended or restated from time to time), (2) upon the exchange of LLC Units for securities pursuant to the Certificate of Incorporation and the Exchange Agreement, and (3) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are outstanding on the date of this Agreement or issued in compliance with this Agreement);

(ii)               the issuance of any preferred stock;

(iii)             any equity or debt commitment to invest or investment or series of related equity or debt commitments to invest or investments by the Company or any of its Subsidiaries or Controlled Affiliates in a Person or group of related Persons in an amount greater than $200 million;

(iv)             any entry by the Company or any of its Subsidiaries or Controlled Affiliates into a new line of business that requires an investment in excess of $100 million;

(v)               the adoption of a stockholder rights plan by the Company;

(vi)             any removal or appointment of any officer of the Company that is, or would be, subject to Section 16 of the Exchange Act;

(vii)           any amendment to the Certificate of Incorporation or By-Laws;

(viii)         any amendment to the LLC Agreement;

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(ix)             the renaming of the Company;

(x)              the declaration and payment of any dividend or other distribution;

(xi)             the entry into any merger, consolidation, recapitalization, liquidation, or sale of the Company or all or substantially all of the assets of the Company or consummation of a similar transaction involving the Company (other than a merger, consolidation or similar transaction solely between or among the Company and one or more direct or indirect wholly-owned subsidiaries of the Company which transaction would not adversely impact the rights of any Stockholder) or entering into any agreement providing therefor;

(xii)           voluntarily initiating any liquidation, dissolution or winding up of the Company or permitting the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Company or any of its Subsidiaries or Controlled Affiliates; or

(xiii)          the entry into any transaction, or series of similar transactions or Contract (other than a Company Plan unless otherwise required by any other provision hereof) that would be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

Article III
TRANSFER

Section 3.1            Transfers and Joinders. If a Stockholder effects any Transfer of Equity Interests to a Permitted Transferee or any other Person approved by the Company in its sole and absolute discretion, such Permitted Transferee may, if not a Stockholder, within five (5) days of such Transfer execute a joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be a “Stockholder” for all purposes of this Agreement and which provides that such Permitted Transferee shall be bound by and shall fully comply with the terms of this Agreement.

Section 3.2            Binding Effect on Transferees. Subject to execution of a joinder to this Agreement with five (5) days of the applicable Transfer, in form and substance reasonably acceptable to the Company, pursuant to Section 3.1, such Permitted Transferee shall become a Stockholder hereunder.

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Article IV
BLATSTEIN BOARD REPRESENTATION

Section 4.1            Nominees.

(a)          Until the Voting Condition ceases to be satisfied, the Company and each Stockholder shall take all reasonable actions within their respective control (including voting or causing to be voted all of the Voting Securities held of record by such Stockholder or Beneficially Owned by such Stockholder by virtue of having voting power over such Voting Securities, and, with respect to the Company, as provided in Sections 4.1(c) and (d)) so as to cause to be elected to the Board, and to cause to continue in office, not more than seven (7) directors (or such other number of directors as Blatstein may agree to in writing), and a number of directors equal to a majority of the Board shall be individuals designated by Blatstein.

(b)         For so long as the Voting Condition is satisfied, if Blatstein notifies the Stockholders of its desire to remove, with or without cause, any director previously designated by it, the Stockholders shall vote or cause to be voted all of the shares of Voting Securities held of record by such Stockholders or Beneficially Owned by such Stockholders by virtue of having voting power over such Voting Securities and take all other reasonable actions within its control to cause the removal of such director.

(c)          The Company agrees to include in the slate of nominees recommended by the Board those persons designated by Blatstein in accordance with Section 4.1(a) and to use its reasonable best efforts to cause the election of each such designee to the Board, including nominating such designees to be elected as directors, in each case subject to applicable law.

(d)         In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is designated by Blatstein in accordance with Section 4.1(a), the Company agrees to take at any time and from time to time all actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new designee of Blatstein. In the event that the size of the Board is expanded to more than seven (7) directors, the Company agrees to take at any time and from time to time all actions necessary to cause the Board to continue to have the number of the designees of Blatstein that corresponds to the requirements of Section 4.1(a).

Section 4.2          Committees. For so long as this Agreement is in effect, the Company shall take all reasonable actions within its control at any given time so as to cause to be appointed to any committee of the Board a number of directors designated by Blatstein that is up to the number of directors that is proportionate (rounding up to the next whole director) to the representation that Blatstein is entitled to designate to the Board under this Agreement, to the extent such directors are permitted to serve on such committees under the applicable rules of the SEC and The Nasdaq Stock Market or by any other applicable stock exchange. It is understood by the parties hereto that Blatstein shall not be required to have his directors represented on any committee and any failure to exercise such right in this section in a prior period shall not constitute any waiver of such right in a subsequent period.

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Article V
TERMINATION

Section 5.1           Term. The terms of this Agreement shall terminate, and be of no further force and effect:

(a)          upon the mutual consent of all of the parties hereto; or

(b)          if the Voting Condition ceases to be satisfied.

Section 5.2           Survival. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no further force and effect, except for: (i) the provisions set forth in this Section 5.2, Section 7.8 and Section 7.9 and (ii) the rights with respect to the breach of any provision hereof by the Company.

Article VI
REPRESENTATIONS AND WARRANTIES

Section 6.1           Representations and Warranties of Stockholders. Each Stockholder represents and warrants to the Company that (a) it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Stockholder and is a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms; (c) the execution, delivery and performance by Stockholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Stockholder is a party or, if the Stockholder is an entity, the organizational documents of such Stockholder; and (d) such Stockholder has good and marketable title to the LLC Units owned by it as of the date hereof free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the LLC Agreement.

Section 6.2           Representations and Warranties of the Company. the Company represents and warrants to the Stockholders that (a) the Company is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both constitute) a default by the Company under the Certificate of Incorporation or By-Laws, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets, or any agreement or instrument to which the Company or any of its Subsidiaries or Controlled Affiliates is a party or by which the Company or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets may be bound.

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Article VII
MISCELLANEOUS

Section 7.1           Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by nationally recognized overnight courier, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(a) If to the Company, to:

OTG EXP, Inc.
335 West Butler Avenue, Suite 120
Chalfont, Pennsylvania 18914
Phone: (215) 997-0665
Attention: General Counsel

with a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Phone: (212) 446-4800
Attention: Richard Aftanas, P.C.

(b) if to any Stockholder, to the address set forth for such Stockholder in the records of the Company.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by email, with confirmation received, to the email addresses at such email address for a party as shall be specified by like notice. Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

Section 7.2            Interpretation. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 7.3            Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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Section 7.4            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 7.5            Adjustments Upon Change of Capitalization. In the event of any change in the outstanding Class A Shares and Class B Shares, as applicable, by reason of dividends, splits, reverse splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Class A Shares” and “Class B Shares” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Class A Shares and Class B Shares, as applicable.

Section 7.6            Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, except as provided in Article VI, any rights or remedies hereunder.

Section 7.7            Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein. Without limiting the generality of the foregoing, each of the Stockholders (i) acknowledges that such Stockholder will prepare and file with the SEC filings under the Exchange Act, including under Section 13(d) of the Exchange Act, relating to its Beneficial Ownership of Voting Securities and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings under the Exchange Act, including any amendments thereto.

Section 7.8            Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

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Section 7.9         Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or a Stockholder at the respective addresses referred to in Section 8.1; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 7.10       Amendments; Waivers.

(a)        No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)       No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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Section 7.11      Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a Permitted Transferee. Each Permitted Transferee of any Stockholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until if required under Section 3.1, the Company shall have received written notice of such transfer and the joinder of the transferee provided for in Section 3.1. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

Section 7.12      Actions in Other Capacities. Nothing in this Agreement shall limit, restrict or otherwise affect any actions taken by Blatstein in his capacity as an stockholder, partner, member or member of the Company or any of its Subsidiaries or Controlled Affiliates.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

OTG EXP, INC.
By:
Name:
Title:

ERIC J. BLATSTEIN

OTG MANAGEMENT, INC.

By:
Name:
Title:

OTG CONSOLIDATED HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]